Exhibit 32.2
CERTIFICATIONS UNDER SECTION 906

    Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Pieris Pharmaceuticals, Inc. (the “Company”) hereby certifies, to his knowledge, that:

    (i) the accompanying Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended September 30, 2020 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

    (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 4, 2020	/s/ Thomas Bures
Thomas Bures
	Title:	Vice President, Finance and Treasurer
(principal financial officer and principal accounting officer)